UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 9, 2020

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 900 Fort Worth, Texas		76116
(Address of principal executive offices)		(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
*	*	*

* Approach Resources Inc.’s common stock previously traded on the NASDAQ Global Select Market under the symbol “AREX”. On November 12, 2019, Approach Resources Inc.’s common stock began trading on the OTC Pink marketplace. Deregistration under Section 12(b) of the Act became effective on March 17, 2020.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on November 18, 2019, Approach Resources Inc. (“Approach,” the “Company,” the “Seller” or “we”) and all of its subsidiaries (the “Filing Subsidiaries and, together with Approach, the “Debtors”) filed voluntary petitions (collectively, the “Bankruptcy Petitions”) under chapter 11 (“Chapter 11”), of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”), thereby commencing the Chapter 11 cases captioned In re Approach Resources Inc., et al., Case No. 19-36444 (Bankr. S.D. Tex.) (the “Chapter 11 Cases”).

As previously disclosed, on February 4, 2020, the Company and certain of the Filing Subsidiaries (collectively, the “Sellers”) entered into an asset purchase agreement (the “APA”) with Alpine Energy Acquisitions, LLC (“Alpine”), an affiliate of Alpine Energy Capital, LLC (“Alpine Energy” and, together with Alpine and the Debtors, the “Parties”). Pursuant to the terms of the APA, the Company agreed to sell substantially all of the Debtors’ assets (the “Assets,” and such sale, the “Asset Sale”) for approximately $192,500,000, subject to certain customary purchase price adjustments as set forth in the APA (the “Purchase Price”). In addition, pursuant to the terms of the APA, Alpine deposited $19.25 million into escrow (the “Performance Deposit”) on February 6, 2020.

As previously disclosed, on March 26, 2020, the Company received, from Alpine, written notice (the “Termination Notice”) purporting to terminate the APA pursuant to Section 13.1(c) of the APA. The Company vigorously disputed that Alpine was entitled to terminate the APA.  The Bankruptcy Court commenced an evidentiary hearing on motions, filed by the Company and by Alpine, arising out of the disputed termination.   Prior to the completion of the hearing, on June 9, 2020, the Parties entered into a Global Compromise Settlement Agreement and Mutual General Release (the “Settlement Agreement”) to settle the outstanding disputes between the Sellers and Alpine and the pending motions.  The Settlement Agreement is subject to approval by the Bankruptcy Court.

Under the Settlement Agreement, which includes full mutual releases and provides for termination of the APA, Alpine is required to cause to be paid to the Company (a) the total amount of the Performance Deposit, which includes the principal amount of $19,250,000.00, together with any investment earnings or income thereon; and (b) an amount of $2,875,000.00 (collectively, the “Settlement Amount”).  Upon receipt of the Settlement Amount by the Company, the mutual releases shall take effect and the APA shall terminate.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which has been filed with the Court and is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Information regarding the Chapter 11 Cases is available through the Company’s website under the Restructuring Information tab, which contains a link to the claims agent’s website, https://dm.epiq11.com/approachresources.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth below in Item 1.01 of this Report regarding the Settlement Agreement is incorporated herein by reference into this Item 1.02.

Item 1.03    Bankruptcy or Receivership.

The information set forth above in Item 1.01 of this Report regarding the Settlement Agreement is incorporated herein by reference into this Item 1.03.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1*	Global Compromise Settlement Agreement and Mutual General Release, dated June 9, 2020

* Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits upon request. Pursuant to Item 601(a)(6) of Regulation S-K, certain information has been redacted or omitted and marked by brackets and asterisks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Approach Resources Inc.

By:	/s/ Joshua E. Dazey
Joshua E. Dazey
Executive Vice President – Legal

Date:  June 10, 2020

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